
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 4 financial statements for the year ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                         956,012
<SECURITIES>                                         0
<RECEIVABLES>                                   31,311
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               810,219
<PP&E>                                      40,707,315<F1>
<DEPRECIATION>                            (24,899,145)<F2>
<TOTAL-ASSETS>                              17,605,712
<CURRENT-LIABILITIES>                        1,255,406
<BONDS>                                     20,192,138<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,841,832<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,605,712
<SALES>                                              0
<TOTAL-REVENUES>                             7,307,643
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             6,170,276<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,294,247
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (156,880)<F6>
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes apartment complexes of $40,308,657 and deferred expenses of $398,658.
<F2>Includes depreciation of ($24,742,332) and amortization of deferred expenses of
($156,813).
<F3>Represents mortgage notes payable.
<F4>Represents total deficit of general and limited partners of ($296,967) and
($3,544,865), respectively.
<F5>Includes operating expenses of $3,317,280, real estate tax expenses of
$743,584, depreicaiton and amortization of $2,106,590 and minority interest of
$2,822.
<F6>Net loss allocated (1,569) general partners, ($6,275) original limited partners and ($149,036) to the investor limited partners, for the year ended December
31, 1996. Average net loss per unit of limited partners interest is ($4.97) on
30,000 units outstanding.

